Exhibit 10.2

EXPLANATORY NOTE: “*****” INDICATES THE PORTION OF THIS EXHIBIT THAT

HAS BEEN OMITTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE

COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

MEMORANDUM OF AGREEMENT

BETWEEN:

GRAHAM WATSON

(“Mr. Watson”)

- and -

RGA REINSURANCE COMPANY AND RGA INTERNATIONAL CORPORATION

(collectively, the “Company”)

WHEREAS Mr. Watson was employed with the Company as, inter alia, Senior Executive Vice President and Head of Global Mortality Markets and Chairman of RGA International Corporation;

AND WHEREAS Mr. Watson retired from employment with the Company effective January 2, 2012;

AND WHEREAS the parties wish to fully and finally resolve all matters that arise from and/or are connected to Mr. Watson’s employment with the Company and cessation thereof,

NOW THEREFORE, the parties hereto agree as follows:

1.	RGA International Corporation will pay to Mr. Watson a retiring allowance in respect of his loss of employment in the gross total amount of $2,200,000.00 (USD), less applicable withholdings as required by law, no later than June 15, 2012.

2.	Reinsurance Group of America, Incorporated will pay to Mr. Watson the further gross total amount of $1,000,000.00 (USD), less applicable withholdings as required by law, no later than June 15, 2012, in respect of securing the Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement attached as Schedule “B” hereto. The parties agree that this amount represents a fair and reasonable arms-length valuation of the rights being transferred hereunder.

3.	RGA International Corporation will reimburse Mr. Watson for professional fees incurred for legal and tax advice to a maximum of $45,000.00 upon presentation of appropriate documentation.

4.	In consideration of the payment under paragraph 1 of this Memorandum of Agreement, Mr. Watson will forthwith execute the Release attached hereto as Schedule “A”.

5.	In consideration of the payment under paragraph 2 of this Memorandum of Agreement, Mr. Watson will forthwith execute the Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement, in the form attached hereto as Schedule “B”.

6.	Mr Watson will forthwith resign from all directorships and other offices that he holds in the Company and its subsidiaries.

7.	Notwithstanding anything else in this agreement, Mr Watson is entitled to exercise any and all rights available to him as a retired associate pursuant to grant agreements between he and Reinsurance Group of America, Incorporated under its Flexible Stock Plan.

8.	This Memorandum of Agreement, together with Schedules “A” and “B” attached hereto, constitutes the entire agreement between the parties with respect to the subject matters hereof and supersedes and replaces all prior written and verbal agreements, undertakings and understandings.

9.	This Memorandum of Agreement, together with Schedules “A” and “B” attached hereto, will be governed by the laws of Ontario and Canada and, for the purposes of all legal proceedings, the agreement is deemed to be performed in the Province of Ontario.

EFFECTIVE as of the 2nd day of January, 2012

DATED this 31st day of May, 2012.

/s/ J.S. Watson	/s/ Graham Watson

Witness	GRAHAM WATSON

DATED this 31st day of May, 2012.

/s/ Robin Koster	/s/ Gay Burns

Witness	For: RGA REINSURANCE COMPANY

DATED this 31st day of May, 2012.

/s/ James Naumovski	/s/ Paul Nitsou

Witness	For: RGA INTERNATIONAL CORPORATION

SCHEDULE “A” – MEMORANDUM OF AGREEMENT

FULL AND FINAL RELEASE

IN CONSIDERATION of the terms set out in the attached Memorandum of Agreement, and such other good and valuable consideration, the sufficiency and adequacy of which is herein acknowledged, I, GRAHAM WATSON, hereinafter called the Releasor, which term includes my heirs, executors, administrators and assigns, hereby release and forever discharge REINSURANCE GROUP OF AMERICA, INCORPORATED, RGA REINSURANCE COMPANY and RGA INTERNATIONAL CORPORATION, their officers, directors, servants, agents, successors, assigns, employees and any and all related or affiliated companies, hereinafter jointly and severally referred to as the Releasee, from any and all actions, causes of action, claims and demands of any kind whatsoever, including any claim which I, my heirs, executors, administrators and assigns, or any of us have, may have or may have had, whether arising at common law, by statute, tort, contract or otherwise, by reason of or in any way arising out of or relating to my employment with the Releasee or the cessation thereof. This Full and Final Release specifically includes a release of any claims before any court, administrative tribunal or board under any statute or otherwise whatsoever, and in any jurisdiction whatsoever.

AND I, THE RELEASOR, HEREBY DECLARE that, not to limit the generality of the foregoing, I understand that the retiring allowance payable pursuant to the Memorandum of Agreement fully satisfies all claims by me against the Releasee, including any amounts or claims in respect of any termination pay in lieu of notice, severance pay, vacation pay and any other payments which are, or may be owing to me, pursuant to the Ontario Employment Standards Act, 2000. I further represent that I am aware of my rights under the Ontario Human Rights Code, and confirm that the Releasee has complied with the Ontario Human Rights Code in respect of my employment and/or the cessation of such employment. If I should hereafter make any claim or demand or commence or threaten to commence any action, claim, complaint, application or proceeding against the Releasee for or by reason of any cause, matter or thing, this document may be raised as an estoppel and complete bar to any such claim, demand, action, proceeding or complaint.

AND I, THE RELEASOR HEREBY AGREE that I will not disclose the terms of this Full and Final Release, or any part thereof, to anyone save and except for my spouse, my legal and financial advisors, and as may be required by law.

AND I, THE RELEASOR, HEREBY AGREE that I will not publish, post or otherwise disseminate any derogatory, inflammatory or negative material or comments regarding the Releasee.

AND I, THE RELEASOR, HEREBY DECLARE that I fully understand the nature and terms of this Full and Final Release and that I accept the said consideration for the purpose of making full and final compromise, adjustment and settlement of all claims as aforesaid.

AND I, THE RELEASOR, HEREBY CONFIRM that I have obtained independent legal advice to review the contents of the attached Memorandum of Agreement and this Full and Final Release and confirm that I am executing them voluntarily and without duress.

IN WITNESS WHEREOF, I, Graham Watson, have executed this Full and Final Release on the 31st day of May, 2012.

Witness	)
) /s/ Graham Watson

/s/ J.S. Watson	) GRAHAM WATSON

SCHEDULE “B” – MEMORANDUM OF AGREEMENT

NON-SOLICITATION OF CLIENTS, NON-SOLICITATION OF EMPLOYEES AND

CONFIDENTIALITY AGREEMENT

BETWEEN:

GRAHAM WATSON

(“Mr. Watson”)

- and -

REINSURANCE GROUP OF AMERICA, INCORPORATED, RGA REINSURANCE

COMPANY AND RGA INTERNATIONAL CORPORATION

(collectively, the “Company”)

WHEREAS Mr. Watson was employed with the Company as, inter alia, Senior Executive Vice President and Head of Global Mortality Markets and Chairman of RGA International Corporation;

AND WHEREAS Mr. Watson retired from employment with the Company effective January 2, 2012;

AND WHEREAS the parties have entered into the attached Memorandum of Agreement to fully and finally resolve all matters that arise from and/or are connected to Mr. Watson’s employment with the Company and cessation thereof;

AND WHEREAS as an employee of the Company Mr. Watson has developed a close working relationship with the customers and clients of the Company and its related and affiliated companies, gained knowledge of the Company’s methods of operation which is worldwide, and acquired and was exposed to confidential information, all of which would cause irreparable harm and injury to the Company if made available to those not privy to such information or if used against the Company,

NOW THEREFORE, in consideration of the payment to Mr. Watson as set out in the attached Memorandum of Agreement and in particular the payment referenced in paragraph 2 thereof, Mr. Watson agrees as follows:

ARTICLE 1—NON-SOLICITATION OF CLIENTS

1.1	Mr. Watson agrees that he will not, without the prior written approval of the Company, for a period beginning January 3, 2012 and ending August 3, 2014, either individually or jointly, directly or indirectly, whether as a partner, owner, investor, joint venturer, officer, director, employee, operator, consultant, agent, independent contractor, shareholder or in any other manner, for any reason whatsoever:

(a)	solicit or attempt to solicit business, from the following corporations, including their officers, directors, servants, agents, successors, assigns, employees and any and all related or affiliated companies: ***** for purposes directly competitive to the business activities of the Company or its related or affiliated companies, including the delivery of life and/or health reinsurance services, solutions or advice, facultative underwriting, life and/or health insurance product development, and capital-motivated reinsurance services; or

(b)	solicit or attempt to solicit business from any other client or customer or actively sought prospective client or customer of the Company which was serviced or solicited by the Company or its related or affiliated companies during the twelve (12) months preceding January 2, 2012 for purposes directly competitive to the business activities of the Company or its related or affiliated companies, including the delivery of life and/or health reinsurance services, solutions or advice, facultative underwriting, life and/or health insurance product development, and capital-motivated reinsurance services.

1.2	Mr. Watson agrees and acknowledges that the foregoing time, geographic and other limitations are reasonable and properly required for the adequate protection of the exclusive property and business interests of the Company.

ARTICLE 2—NON-SOLICITATION OF EMPLOYEES

2.1	Mr. Watson agrees that he will not, without the prior written approval of the Company, for a period beginning January 3, 2012 and ending August 3, 2014 either individually or jointly, directly or indirectly, whether as a partner, owner, investor, joint venturer, officer, director, employee, operator, consultant, agent, independent contractor, shareholder or in any other manner, for any reason whatsoever hire or take away or cause to be hired or taken away, or attempt to do so, any employee of the Company, or any former employee of the Company or its related or affiliated companies, who was employed or became employed prior to August 3, 2014 at a level comparable to grade thirteen (13) or higher with experience in or exposure to the international operations of the Company, its related or affiliated companies during the twelve (12) months preceding January 2, 2012.

2.2	Mr. Watson agrees and acknowledges that the foregoing time, geographic and other limitations are reasonable and properly required for the adequate protection of the exclusive property and business interests of the Company.

ARTICLE 3—CONFIDENTIAL INFORMATION

3.1	Mr. Watson acknowledges that he has received or conceived during the course of his employment confidential information pertaining to the activities, operations and business, past, present and future, of the Company or its subsidiaries or related or associated companies, which information is not in the public domain. Mr. Watson acknowledges that such confidential information belongs to the Company and that its disclosure or unauthorized use could be prejudicial to the Company and contrary to its interests.

3.2	Accordingly, Mr. Watson agrees to respect the confidentiality of such information and not to make use of or disclose or discuss it to or with any person, without the explicit prior written authorization of the Company.

3.3	This undertaking to respect the confidentiality of such information and not to make use of or disclose or discuss it to or with any person shall continue so long as such confidential information does not become public as a result of an act by the Company or a third party which act does not involve the fault of one of its employees or agents.

3.4	The term “confidential information” includes, without limitation, the following:

(a)	Business, operation and marketing strategies, programs, plans and methods;

(b)	pricing policies, product strategies, and other methods of operation;

(c)	customer, client and supplier lists; customer, client and supplier identification; prospective customer, client and supplier identification; prospective leads or target accounts, and other basic customer, client and supplier information;

(d)	business forecasts, financial data, costs, sales and revenue reports, and any analyses not publicly disclosed;

(e)	employment lists, salary information and other information regarding employees, agents, representatives, consultants and independent contractors of the Company; and

(f)	lists of the Company’s vendors and suppliers and terms of service contracts.

3.5	Mr. Watson agrees that the confidential information is a special and unique asset of the Company and derives independent economic value, actual or potential, from not being generally known by the public or by other persons, corporations or other entities who can obtain economic value from its disclosure. Mr. Watson agrees that the disclosure of any confidential information to competitors of the Company, or use of any confidential information for his own benefit, would constitute misappropriation of the confidential information.

ARTICLE 4—ENFORCEMENT

4.1	Mr. Watson agrees that the covenants contained in this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement relate to matters that are of a special, unique and extraordinary character and that a violation or breach of any of the restrictive covenants in this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement will cause irreparable harm to the Company, the full amount of which will be impossible to estimate or determine and which cannot be adequately compensated in monetary damages. For that reason, Mr. Watson agrees, in addition to any other remedies available to the Company, that the Company will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction to enforce this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement in the event of an actual, potential or threatened breach of the restrictive covenants in this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement. Without regard to whether the Company seeks or is granted any such equitable relief, the Company will not be prejudiced in its right to seek and be awarded damages for any breach of any restrictive covenants in this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement. Mr. Watson agrees that the rights and remedies provided for in this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement are cumulative and will be in addition to any rights and remedies otherwise available to the Company under applicable law. Mr. Watson agrees that the existence of any claim or cause of action that he may have against the Company, whether predicated on this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement or otherwise, shall not constitute a valid defence to the enforcement of the restrictive covenants contained in this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement.

ARTICLE 5—SUCCESSORS

5.1	The Company may assign the rights and benefits given to it under this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement, and the mutual rights and obligations of this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement shall survive any sale of assets, merger, consolidation, or other change in corporate structure.

ARTICLE 6—GOVERNING LAW

6.1	This Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement will be governed by and construed and enforced in accordance with the laws of Ontario and Canada and, for the purposes of all legal proceedings, this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement is deemed to be performed in the Province of Ontario.

ARTICLE 7—SEVERABILITY

7.1	If any term, condition or provision in this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement shall be found to be illegal or unenforceable to any extent for any reason, such provision shall be modified or deleted so as to make the balance of this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement, as modified, valid and enforceable to the fullest extent permitted by applicable law.

ARTICLE 8—NEGOTIATED AGREEMENT

8.1	Mr. Watson recognizes that he consulted with legal counsel of his choice for any explanation of his rights, duties, obligations and responsibilities under this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement. Mr. Watson acknowledges that he enters into this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement on his own free will.

IN WITNESS WHEREOF, the parties have concluded and executed this Non-Solicitation of Clients, Non-Solicitation of Employees and Confidentiality Agreement:

EFFECTIVE as of the 2nd day of January, 2012

DATED this 31st day of May, 2012.

/s/ J.S. Watson	/s/ Graham Watson
Witness	GRAHAM WATSON

DATED this 31st day of May, 2001

/s/ James Naumovski	/s/ Paul Nitsou
Witness	REINSURANCE GROUP OF AMERICA, INCORPORATED

DATED this 31st day of May, 2012.

/s/ Robin Koster	/s/ Gay Burns
Witness	For: RGA REINSURANCE COMPANY

DATED this 31st day of May, 2012.

/s/ James Naumovski	/s/ Paul Nitsou
Witness	For: RGA INTERNATIONAL CORPORATION